EXHIBIT J

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus in this Registration Statement (Form N-1A) of the Hartford Mutual Funds, Inc. for the year ended October 31, 2008 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 78 under the Securities Act of 1933 (Registration No. 333-02381).

We also consent to the references to our firm under the captions "Disclosure of Portfolio Holdings", “Independent Registered Public Accounting Firm", and "Financial Statements" and to the incorporation by reference of our report, dated December 15, 2008, of the Hartford Mutual Funds, Inc. included in the October 31, 2008 Annual Report to Shareholders included in the Statement of Additional Information, dated March 1, 2009, of Hartford Mutual Funds, Inc. of which Statement of Additional Information is incorporated by reference in this Registration Statement (Form N-1A) for the Hartford Mutual Funds, Inc.

/s/Ernst & Young LLP

Minneapolis, Minnesota

May 26, 2009